Exhibit 6

CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT

THIS CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT (the “Agreement”) is made and entered into as of November 30, 2004, by and between QUICK-MED TECHNOLOGIES, INC., a Nevada corporation (the “Disclosing Party” or the “Company”), and PHRONESIS PARTNERS, L.P., a Delaware limited partnership ( the “Receiving Party”).

WHEREAS, Disclosing Party and Receiving Party have entered into that certain Stock Purchase Agreement dated as of an even date herewith (the “Stock Purchase Agreement”);

WHEREAS, pursuant to the Stock Purchase Agreement, Receiving Party has been granted certain rights to designate a member of the Board of Directors of the Company or an observer at meetings of the Company’s Board of Directors (the “Board Rights”);

WHEREAS, in connection with the Board Rights and its investment in the Company, Receiving Party and/or its designee may inspect and/or receive certain confidential information from Disclosing Party; and

WHEREAS, Disclosing Party desires to keep certain information provided to Receiving Party and/or its designee confidential;

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.

Confidential Information.  "Confidential Information" means financial and other information regarding the Company and/or its business that Disclosing Party provides to Receiving Party or its designee that Disclosing Party reasonably deems to be confidential or which, under the circumstances surrounding such disclosure, Receiving Party is advised in writing or has a reasonable basis to believe that the same ought to be treated as confidential.  "Confidential Information" includes, without limitation, material non-public information (whether of a written, electronic, digital or verbal form or any other form) relating to released or unreleased Disclosing Party's products, services, business, draft Securities and Exchange Commission filings which have not been filed with the Securities and Exchange Commission, Board of Director’s meetings, the marketing or promotion of any of Disclosing Party's products, Disclosing Party's business policies or practices, and material information received from others, including Disclosing Party’s Board of Directors and officers, that Disclosing Party is obligated to treat as confidential.  Confidential Information disclosed by any subsidiary, agent, principal, employee or business associate of Disclosing Party is covered by this Agreement.

2.

Insider Status and Restriction of Insider Trading.  Receiving Party acknowledges and understands that, by virtue of its designee’s attendance at any Board of Directors meetings of  Disclosing Party, Receiving Party may be deemed to be an "Insider" (i.e., an individual who possesses non-public material information) and that Receiving Party and any third parties who receive information from Receiving Party ("tippees") may, under certain circumstances, be liable under Securities and Exchange Commission (the "SEC") and private plaintiff actions if they buy or sell Company stock on the basis of  non-public material information. Receiving Party recognizes that any disclosure of material non-public information by Receving Party may consitute a violation of a fiduciary duty owed to the Company by the person possessing such information.  If Receiving Party exercises its Board Rights and designates a member of the Company’s Board of Directors or an observer at meetings of the same, then for so long as such designee is a member of the Company’s Board of Directors or has the right to receive notices of and attend such meetings, Receiving Party shall comply, in all material respects, with (i) the Company’s insider trading policy, as modified from time to time, to the same extent as if the Company were an officer and director of the Company and (ii) all federal and state securities laws and regulations applicable to Receiving Party’s trading in securities of the Company and the disclosure of Confidential Information.   The Company shall provide Receiving Party with (a) a copy of its insider trading policy promptly after the date hereof and (b) all amendments thereto promptly after the adoption thereof.

3.

Use and Restrictions of Confidential Information.  Receiving Party shall keep confidential the Confidential Information and the  Receiving Party shall not disclose any Confidential Information to third parties, without the prior written approval of the Disclosing Party, for three (3) years following the date of its disclosure by Disclosing Party to Receiving Party, except as provided herein.

In addition, the Receiving Party may only disclose Confidential Information to Receiving Party’s employees, consultants or representatives after the Company approves such disclosure in writing and in which the Receiving Party:

(i) ensures that its employees, consultants, or representatives have been informed of the confidentiality of the information disclosed, and

(ii) ensures that the Receiving Party’s employees, consultants, and representatives have executed or shall execute appropriate written confidentiality agreements with the Company to enable it to comply with all the provisions of this Agreement and such other Agreements as requested by the Company.

Receiving Party’s employees shall be required to execute nondisclosure agreements provided by the Disclosing Party requiring such employees to keep confidential the Confidential Information.  In addition, Receiving Party’s employees shall sign an acknowledgment that they have received the Agreement between the Disclosing Party and the Receiving Party.

4.

Return or Destruction of the Confidential Information.  All originals, copies, tape recordings, notes, compilations, studies and summaries of Confidential Information shall be returned to Disclosing Party, at its request, or at Disclosing Party’s option Receiving Party shall certify destruction of same. Receiving Party shall notify Disclosing Party immediately upon discovery of any theft or loss of any Confidential Information. Receiving Party shall cooperate with Disclosing Party in every reasonable way to help Disclosing Party regain possession of the Confidential Information.

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5.

Exclusions.  This Agreement shall not be applicable for Confidential Information that:

(i)

has been or is obtained by Receiving Party from a source independent of the Disclosing Party other than by a breach of an obligation of confidentiality owed to Disclosing Party;

(ii)

is or becomes generally available to the public through the Company’s SEC filings or otherwise; or

(iii)

is disclosed in accordance with judicial or other governmental order, provided Receiving Party shall endeavor to give Disclosing Party immediate notice that such disclosure is required and an opportunity to contest such order.  Receiving Party shall comply with any applicable protective order or equivalent.

6.

Precautions.  Receiving Party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information.

7.

Rights and Remedies.

(a)

Receiving Party acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that Disclosing Party shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

(b)

Receiving Party shall notify Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information, or any other breach of this Agreement by Receiving Party, and shall cooperate with Disclosing Party in every reasonable way to help Disclosing Party regain possession of the Confidential Information and prevent its further unauthorized use.

(c)

Disclosing Party may visit Receiving Party's premises, with reasonable prior written notice and during normal business hours, to review Receiving Party's compliance with the terms of this Agreement.

8.

Proprietary Information.  All Confidential Information is and shall remain the property of Disclosing Party.  By disclosing information to Receiving Party, Disclosing Party does not grant any express or implied right to Receiving Party to or under Disclosing Party's patents, copyrights, trademarks, trade secret information or any other form of intellectual property right.

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9.

Miscellaneous.

(a)

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. It shall not be modified except by a written agreement signed by both Parties.  None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of Disclosing Party, its agents, or employees.  In addition, the Parties agree that this Agreement and any and each of the obligations herein shall not be assigned or transferred without the prior written approval of the other Party.

(b)

This Agreement shall be construed in accordance with and is governed by the laws of the State of Florida.

(c)

This Agreement will inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

(d)

If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

(e)

This Agreement shall become in full force and effect at the date above mentioned and all obligations created by this Agreement shall survive change or termination of the Parties' business relationship for any reason whatsoever.

(f)

All notices shall be sent in writing via registered mail, overnight courier, fax or other confirmed delivery at the following addresses:

If to Disclosing Party:

Quick-Med Technologies, Inc.

401 N.E. 25th Terrace

Boca Raton, Florida 33431

Attention: David S. Lerner - President

Telecopy:  (561) 750-4203

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with a copy to:

Hamilton, Lehrer & Dargan, P.A.

2 East Camino Real, Suite 202

Boca Raton, Florida 33432

Attention: Frederick M. Lehrer

Telecopy: (561) 416-2855

If to Receiving Party:

Phronesis Partners, L.P.

180 East Broad Street, Suite 1704

Columbus, Ohio  43215

Attention:  James E. Wiggins, General Partner

Telecopy: (614) 224-3900

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

DISCLOSING PARTY:

QUICK-MED TECHNOLOGIES, INC.

By:

Name:  David S. Lerner

Title:    President

RECEIVING PARTY:

PHRONESIS PARTNERS, L.P.

By:

Name:

Title:

5

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